UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2017

Blue Capital Reinsurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-36169	98-1120002
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 278-5004

(Former name or former address, if changed since last report)

94 Pitts Bay Road

Pembroke HM 08

Bermuda

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Each Blue Capital Reinsurance Holdings Ltd. (the “Company”) director receives, or is entitled to receive, the following compensation for services as a director: an annual cash retainer of $50,000 and an annual grant of restricted share units with a grant-date fair value of approximately $25,000, which vests over a three-year period (“Director Compensation”). The Chairman, Lead Director and any director who serves as Chair of the Compensation Committee also receives an additional annual cash retainer of $5,000, and any director who serves as Chair of the Audit Committee receives an additional annual cash retainer of $15,000.

As Company directors, Mr. Michael McGuire and Mr. John V. Del Col are entitled to the Director Compensation. As Chairman of the Board of Directors, Mr. McGuire is entitled to an additional annual cash retainer of $5,000. Mr. McGuire is not entitled to any compensation for his services as Chief Executive Officer of the Company.

Previously, Messrs. McGuire and Del Col each entered into a written letter agreement instructing the Company to assign to Endurance Specialty Holdings Ltd. (“Endurance”) his rights to any remuneration, including but not limited to cash, equity and equity-based awards, paid, payable or granted to him in his capacity as a director of the Company for so long as he remains an Endurance employee (the “Endurance Letter”).

On September 27, 2017, Endurance entered into a Stock and Asset Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Sompo International Holdings Ltd. (“Sompo International”), an affiliated wholly-owned indirect subsidiary of Sompo Holdings, Inc. Pursuant to the terms of the Purchase and Sale Agreement, Endurance transferred substantially all of its assets and liabilities to Sompo International, effective September 27, 2017 (the “Transaction”).

As a result of the Transaction, Messrs. McGuire and Del Col became employees of Sompo International and the Company’s manager, Blue Capital Management Ltd., became a wholly-owned subsidiary of Sompo International.

On September 27, 2017, Messrs. McGuire and Del Col each entered into a written letter agreement superseding the Endurance Letter instructing the Company to assign to Sompo International his rights to any remuneration, including but not limited to cash, equity and equity-based awards, paid, payable or granted to him in his capacity as a director of the Company for so long as he remains a Sompo International employee. Sompo International and its wholly-owned subsidiary, Endurance Specialty Insurance Ltd., own 33.2% of the Company’s common shares as a result of the Transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Letter dated September 27, 2017 by and among John V. Del Col, Sompo International Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

10.2	Letter dated September 27, 2017 by and among Michael J. McGuire, Sompo International Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter dated September 27, 2017 by and among John V. Del Col, Sompo International Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

10.2	Letter dated September 27, 2017 by and among Michael J. McGuire, Sompo International Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

September 29, 2017	By:	/s/ John V. Del Col
Date	Name:	John V. Del Col
	Title:	Secretary